SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2002

LIVEWORLD, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26657	77-0426524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

307 Orchard City Drive, Suite 110
Campbell, CA 95008
(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (408) 871-5200

(Former name or former address, if changed since last report)

Item 5.    Other Events

LiveWorld reports additional actions as part of its strategy to aggressively manage expenses, cash position and cash runway.

1)  Revenue:    Management currently expects the Company’s quarterly revenues during 2002 to remain roughly flat in the range of $440K-$650K per fiscal quarter.

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Significant contracts recently have been signed including a major expansion of LiveWorld’s business with eBay, renewals of LiveWorld’s contracts with HBO, FoodTV, Sears and Sony, and new contracts with The New York Public Library, breastcancer.org and Intel.

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While these contracts and signs of the economy improving are encouraging, management considers the overall environment to continue to be challenging and improvement in the economy to be positive, but slow.

2)  Cash Spending:    Continuing its strategy of aggressive management of expenses and cash position, LiveWorld is undertaking a significant restructuring during Q3 2002, to further reduce expenses.

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The restructuring is intended to bring cash spending in line with the level management believes is appropriate given current revenue levels, current cash position and the slowly improving overall economy.

•	The new reduced run rate of cash spending is currently expected be effective in Q4 2002, following a Q3 2002 transition quarter

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Management expects to reduce its quarterly cash spending by approximately 50%-60% (compared to Q2 2002) to the range of $550K-$650K per quarter, thus bringing cash spending closer to currently expected revenue run rates.

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Spending is being reduced in all functional areas of the company and includes a reduction in non-headcount spending, a reduction in the number of employees (by approximately 50%) and an across the board salary reduction ranging from 15%-30% per person.

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The Company’s EVP & Chief Community Officer and co-founder Jenna Woodul will have her salary reduced by 30% to an annual salary of $95,000. With this change, Ms Woodul’s salary has been reduced by 51% since mid-2001.

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The Company’s Chairman & CEO and founder Peter Friedman will have his salary reduced by 30% to an annual salary of $140,000. With this change, Mr Friedman’s salary has been reduced by 52% since mid-2001.

•	Management currently expects that this reduction in cash spending level, combined with roughly flat revenue run rates will significantly extend the company’s cash runway.

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This report contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events and include our statements regarding our expectations or beliefs that our 2002 quarterly revenues will be in the range of $440K to $650K, our expectations concerning macroeconomic conditions impacting our business, our intention to reduce expenses to be in line with our anticipated revenues, the timing of expected savings from our expense management efforts; our belief that our quarterly expenses will be in the range of $550K to $650K and our estimates concerning our cash position/runway and our ability to extend our operations on our existing cash. Actual results could differ materially from those projected in the forward-looking statements as a result of known and unknown risks and uncertainties, and you should not rely on these forward-looking statements. For example, our future revenues may be less than currently anticipated due to customer cancellations or non-renewals and a lack of new customers, the U.S. economy may continue to be poor, our cost reduction efforts may not be as successful as planned and may not result in the planned savings when currently anticipated or at all, our expense management measures may harm our ability to conduct our business and quickly respond to new opportunities, our available cash at the end of each quarter may be higher or lower than we currently project and we may not be able to extend our operations on existing cash as currently planned and may be forced to cease operations. In addition to the foregoing, please see the additional risk factors concerning our business that we discuss in our Annual Report on Form 10-K and our quarterly reports on Form 10-Q.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEWORLD, INC.

By:	/s/ PETER H. FRIEDMAN
Peter H. Friedman Chairman and Chief Executive Officer

Date: July 10, 2002

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